                                                                    EXHIBIT 99.1

Wyndham International
Employee Savings &
Retirement Plan
Financial Statements and
Supplemental Schedules
December 31, 2001 and 2000

Wyndham International
Employee Savings & Retirement Plan
Index
--------------------------------------------------------------------------------

                                                                                              Page
Financial Statements:

   Report of Independent Accountants                                                             1

   Statements of Net Assets Available for Benefits as of December 31, 2001 and 2000              2

   Statements of Changes in Net Assets Available for Benefits for the
   Years Ended December 31, 2001 and 2000                                                        3

   Notes to Financial Statements                                                              4-10

Supplemental Schedules*:

   Schedule I - Schedule of Assets (Held at End of Year)                                     11-12

   Schedule II - Schedule of Nonexempt Transactions                                             13


* Other supplemental schedules required by Section 2520-103.1 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 ("ERISA") have been omitted because they are not applicable.

                        Report of Independent Accountants

To the Participants and Administrator of the Wyndham International Employee Savings & Retirement Plan

In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Wyndham International Employee Savings & Retirement Plan (the "Plan") at December 31, 2001 and 2000, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets (held at end of year) and nonexempt transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
June 26, 2002

Wyndham International
Employee Savings & Retirement Plan
Statements of Changes in Net Assets Available for Benefits
--------------------------------------------------------------------------------

                                                           December 31,
                                                       2001             2000

Assets

Investments, at fair value                         $80,881,604       $80,272,360

Receivables:
     Employer contributions                                  -            94,658
     Employee contributions                            367,288           339,686
                                                   -----------       -----------
                                                       367,288           434,344
                                                   -----------       -----------
Net assets available for benefits                  $81,248,892       $80,706,704
                                                   -----------       -----------

  These accompanying notes are an integral part of these financial statments.

Wyndham International
Employee Savings & Retirement Plan
Statements of Changes in Net Assets Available for Benefits
--------------------------------------------------------------------------------

                                                                  Years Ended
                                                                  December 31,
                                                              2001            2000
Additions to net assets attributed to:
     Investment income:
         Interest                                        $  1,834,422    $  1,641,557
         Dividends                                            627,944         952,909
         Net depreciation in fair value of investments     (7,950,920)     (6,219,613)
                                                         ------------    ------------
                                                           (5,488,554)     (3,625,147)
                                                         ------------    ------------
     Contributions:
         Employer                                           3,108,309       4,065,550
         Employee                                          14,644,451      16,332,162
                                                         ------------    ------------
                                                           17,752,760      20,397,712
                                                         ------------    ------------
Total additions                                            12,264,206      16,772,565
                                                         ------------    ------------

Deductions from net assets attributed to:
     Benefit payments                                      10,448,053       9,844,449
     Transaction charge                                       204,489         178,245
     Participant loans terminated
         due to withdrawal of participants                    669,174         706,493
     Transfer to affiliated plan                               14,843               -
                                                         ------------    ------------
Total deductions                                           11,336,559      10,729,187
Change in forfeiture reserve, net                            (385,459)       (182,432)
                                                         ------------    ------------
Net increase prior to plan merger                             542,188       5,860,946
Transfer of assets due to plan merger                               -       1,944,844
                                                         ------------    ------------
Net increase                                                  542,188       7,805,790
Net assets available for benefits at beginning of year     80,706,704      72,900,914
                                                         ------------    ------------
Net assets available for benefits at end of year         $ 81,248,892    $ 80,706,704
                                                         ============    ============

   The accompanying notes are an integral part of these financial statements.

Wyndham International
Employee Savings & Retirement Plan
Notes to Financial Statements
--------------------------------------------------------------------------------

1.     Description of Plan

       The following description of the Wyndham International Employee Savings & Retirement Plan (the "Plan") provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

       General

       The Plan is a defined contribution plan established effective March 1, 1991 and most recently amended and restated effective January 1, 2001. Non-union employees of Wyndham International, Inc. and its affiliates (collectively, the "Company") become eligible to participate upon completing one year of service and attaining the age of 21. Certain union employees are eligible to participate in the Plan via specific bargaining agreements with the Company. The Plan is subject to the provisions of ERISA.

       Contributions

       Participants may contribute an amount equal to not less than one percent nor more than 15 percent of their compensation for the contribution period. Participants direct the investment of their contributions into various investment options offered by the Plan. The Plan currently offers a general account, various pooled separate accounts, two mutual funds and Company common and preferred stock as investment options for participants. Participant contributions are recorded in the period during which the Company makes payroll deductions from the participant's earnings.

       Effective October 1, 2001, matching contributions were suspended. Prior to October 1, 2001, the Company made a matching contribution in an amount equal to $0.50 for each $1.00 contributed by a participant, up to a maximum of four percent of the participant's compensation. The Company may also make discretionary matching contributions and non-elective contributions in amounts to be determined by management. Matching Company contributions are recorded each pay period. Discretionary matching and non-elective contributions, if any, are recorded when authorized and issued.

       During 2001, the CIGNA Fidelity Advisor Growth Opportunities Fund was eliminated as an investment option. Effective April 1, 2001, the CIGNA Large Cap Value/John A. Levin & Co. Fund and the Putnam Growth Opportunities Fund were added as investment options.

       Participant Accounts

       Each participant's account is credited with the participant's contribution and allocation of the Company's contribution and Plan earnings. Earnings are allocated by fund based on the ratio of a participant's account invested in a particular fund to all participants' investments in that fund. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

Wyndham International
Employee Savings & Retirement Plan
Notes to Financial Statements
--------------------------------------------------------------------------------

       Vesting

       Participants are immediately vested in their own contributions plus actual earnings thereon. Vesting in the Company's contribution portion of their accounts is based on years of service. A participant becomes 20 percent vested after one year of service, 40 percent after two years of service, 60 percent after three years of service, 80 percent after four years of service and 100 percent vested after five years of service. However, if an active participant dies prior to attaining the normal retirement age, the participant's account becomes 100 percent vested.

       Benefit Payments

       On termination of service, a participant may elect to receive either a lump-sum amount equal to the value of the vested portion of their account, a distribution in the form of Company stock, a combination of both or a direct rollover to an eligible retirement plan. Distributions are subject to the applicable provisions of the Plan agreement. Benefit claims are recorded as expenses when they have been approved for payment and paid by the Plan.

       Participant Loans

       Participants may borrow a minimum of $1,000 up to a maximum of $50,000 or 50 percent of the vested portion of their account balance, whichever is less. Loans are calculated on a fully amortized basis. A loan is collateralized by the balance in the participant's account and bears interest at a rate commensurate with market rates for similar loans, as defined (5.75% to 11.00% and 8.00% to 11.00% for the years ended December 31, 2001 and 2000, respectively).

       Cash Equivalents

       Contributions received prior to year end awaiting investment in the appropriate investment option at December 31, 2001 and 2000 are invested in the CIGNA Guaranteed Short-Term Account (formerly "CIGNA Charter Guaranteed Short-Term Account"), which is stated at fair value.

2.     Summary of Accounting Policies

       Method of Accounting

       The Plan's financial statements are prepared on the accrual basis of accounting. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and changes therein. Actual results could differ from those estimates. Certain reclassifications have been made to the 2000 amounts to conform with current year presentation.

Wyndham International
Employee Savings & Retirement Plan
Note to Financial Statements
--------------------------------------------------------------------------------

       Investment Valuation

       Investments in the general account are non-fully benefit responsive and are stated at fair value. Investments in pooled separate accounts are stated at fair value, as determined by the unit value reported by Connecticut General Life Insurance Company ("CG Life"). Participant loans are stated at fair value. The mutual funds and Company common stock are valued at their quoted market price. The Company preferred stock is not publicly traded and as such, the Plan is valuing them at cost.

3.     Investments

       The following presents investments that represent five percent or more of the Plan's net assets.

                                                                                         December 31,
                                                                                   2001                2000
       CIGNA Guaranteed Long-Term Account/1/                                     $ 29,639,998        $ 25,614,295
          interest rates, 5.75; 6.05%
       CIGNA Fidelity Advisor Growth Opportunities Fund                                     -          18,336,895
          units, -; 283,020
       CIGNA Fidelity Puritan Fund                                                 10,155,899          10,268,839
          units, 310,483; 308,466
       CIGNA Large Cap Value/John A. Levin & Co. Fund                              14,987,012                   -
          units, 987,938; -
       Franklin Mutual Qualified Fund                                               7,588,994           6,526,485
          shares, 461,618; 394,111
       Franklin Small Cap Growth Fund                                               8,066,119          10,637,226
          shares, 258,778; 270,461

       /1/ formerly "CIGNA Charter Guaranteed Long-Term Account"

Wyndham International
Employee Savings & Retirement Plan
Note to Financial Statements
--------------------------------------------------------------------------------

       Investment Performance

       During the years ended December 31, 2001 and 2000, the Plan's investments (including interest, dividends, realized gains and losses on investments bought and sold and unrealized gains and losses on investments held during the year) appreciated (depreciated) in value as follows:

                                                                                         Years Ended
                                                                                         December 31,
                                                                                   2001                2000
       General Account:
              CIGNA Guaranteed Long-Term Account                                  $ 1,578,216        $  1,441,072

       Pooled Separate Accounts:
              CIGNA Fidelity Advisor Growth Opportunities Fund                     (3,532,942)         (4,062,224)
              CIGNA Fidelity Puritan Fund                                            (187,754)            703,368
              CIGNA International Blend/Bank of Ireland Fund/2/                       (74,978)            (13,543)
              CIGNA INVESCO Dynamics Fund                                            (467,884)           (150,678)
              CIGNA Large Cap Value/John A. Levin & Co. Fund                          888,598                   -
              CIGNA S&P 500(R)Index Fund/3/                                          (237,534)           (137,580)
              CIGNA Small Cap Value/Berger(R)Fund/4/                                  174,871              37,973
                                                                                  -----------        ------------
                                                                                   (3,437,623)         (3,622,684)

       Mutual Funds:
              Franklin Mutual Qualified Fund                                          506,249             762,531
              Franklin Small Cap Growth Fund                                       (2,157,359)         (1,433,436)
              Putnam Growth Opportunities Fund                                        (17,338)                  -
                                                                                  -----------        ------------
                                                                                   (1,668,448)           (670,905)

       Company Common Stock:
              Wyndham International, Inc. Common Stock                             (2,218,305)           (973,115)
              Wyndham International, Inc. Preferred Stock                               1,400                   -
                                                                                  -----------        ------------
                                                                                   (2,216,905)           (973,115)

       Participant Loans                                                              256,206             200,485
                                                                                  -----------        ------------

              Net decrease                                                        $(5,488,554)       $ (3,625,147)
                                                                                  ===========        ============

       /2/ formerly "CIGNA Charter Foreign Stock II Fund"
       /3/ formerly "CIGNA Charter Large Company Stock Index Fund" /4/ formerly "CIGNA Charter Small Company Stock - Vale I Fund"

Wyndham International
Employee Savings & Retirement Plan
Notes to Financial Statements
--------------------------------------------------------------------------------

4.   Investment Contracts with Insurance Company

     The Plan participates in a contract with CG Life via investments in the CIGNA Guaranteed Long-Term Account. CG Life commingles the assets of this investment with other assets. For the Plan's investment in the CIGNA Guaranteed Long-Term Account the Plan is credited with interest at the interest rate specified in the contract which ranged from 6.05% to 5.75% and was 6.05% for the years ended December 31, 2001 and 2000, respectively, net of asset charges. CG Life prospectively guaranteed the interest rates credited for the CIGNA Guaranteed Long-Term Account for six months. As discussed in Note 2, the CIGNA Guaranteed Long-Term Account is included in the financial statements at fair value which, principally because of the periodic interest rate reset process, approximates contract value.

5.   Related-Party Transactions

     Plan assets include investments in funds managed by CG Life, an indirect wholly-owned subsidiary of CIGNA. CG Life is the Plan's trustee and as such, transactions with the trustee qualify as party-in-interest transactions. Personnel and facilities of the Company have been used to perform administrative functions for the Plan at no charge to the Plan. The Plan holds common and preferred shares of Wyndham International, Inc., the Plan sponsor, and mutual funds offered by Franklin Templeton and Putnam Investments, investment services providers, therefore both qualify as parties-in-interest.

6.   Plan Termination

     Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

7.   Tax Status

     The Internal Revenue Service has determined and informed the Company by a letter dated January 13, 1998, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code ("IRC"). The Plan has been amended since receiving the determination letter, however, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

     The Company has determined that nonexempt transactions occurred during 2001. These violations involved the submission of employee contributions, loan repayments and loan interest to the Plan later than the earliest day on which such contributions could reasonably be segregated from the employer's general assets, however in no event later than the 15th business day of the month following the month of being withheld from compensation. The Company has taken corrective action by making a contribution to the Plan on June 26, 2002 for lost earnings in the amount of $1,878 and believes that the transaction should not affect the tax-qualified status of the Plan. The Company calculated the lost earnings using the Department of Labor's prescribed methodology. Therefore, no provision for income taxes has been included in the Plan's financial statements.

Wyndham International
Employee Savings & Retirement Plan
Notes to Financial Statements
--------------------------------------------------------------------------------

8.   Reconciliation of Plan Financial Statements to the Form 5500

     The Annual Return/Report of Employee Benefit Plan (the "Form 5500") is prepared on the modified cash basis. Accordingly, certain balances included on Schedule H (Part I and II) of the Form 5500 differ from those included in these financial statements. Contributions in the statements of changes in net assets available for benefits differ from contributions in the Form 5500 by the change in the amount of contributions accrued at December 31. The ending net asset balances are reconciled as follows:

                                                                                December 31,
                                                                             2001         2000
           Net assets, reflected on Form 5500                         $ 80,881,604     $ 80,272,360
           Add: Employer contributions receivable                                -           94,658
                Employee contributions receivable                          367,288          339,686
                                                                      ------------     ------------
           Net assets, reflected in the financial statements          $ 81,248,892     $ 80,706,704
                                                                      ------------     ------------

9.   Forfeitures

     The net change in forfeiture reserve represents the net change in the available forfeiture reserve balance from the prior year plus the current year forfeitures generated net of forfeitures used. Forfeitures result from non-vested Company contributions remaining in the Plan for all terminated employees. Upon reaching the break-in-service requirement, as defined in the Plan agreement, forfeitures generated are added to the forfeiture reserve balance. The forfeiture reserve of $208,550 and $365,293 at December 31, 2001 and 2000, respectively, is included in the CIGNA Guaranteed Long-Term Account and is available to offset contributions or pay Plan expenses, which would be otherwise payable by the Company, in accordance with the Plan agreement. In 2001 and 2000 Company cash contributions were offset by $12,901 and $68,779, respectively, from forfeited non-vested accounts. In 2001 and 2000, Plan expenses were offset by $385,214 and $240,753, respectively, from forfeited non-vested accounts.

10.  Transfer To Affiliated Plan

     During 2001, as part of a strategic restructuring, the Company spun off certain operating divisions which created the Lodgeworks 401(k) Plan. Affected participants and their account balances were transferred to the new Plan.

11.  Transfer of Assets

     As a result of a significant number of acquisitions and contractual obligations to manage hotels, the assets of several plans were merged into the Plan during 2000. Effected participants became eligible to participate in the Plan subject to the provisions of the Plan agreement.

Wyndham International
Employee Savings & Retirement Plan
Notes to Financial Statements
--------------------------------------------------------------------------------

12.  Subsequent Events

     Effective April 1, 2002, the Company will make a matching contribution in an amount equal to $0.50 for each $1.00 contributed by a participant, up to a maximum of four percent of the participant's compensation.

     Effective January 1, 2002, participants may contribute an amount equal to not less than one percent nor more than the maximum amount allowable as a deduction to the employer under the Internal Revenue Code Section 404.

Wyndham International                                      Supplemental Schedule
Employee Savings & Retirement Plan                                    Schedule I
Schedule H (Line 4i)Form 5500 - Schedule of Assets (Held at End of Year) December 31, 2001
--------------------------------------------------------------------------------

                                                             (c)
                         (b)                 Description of investment including                      (e)
            Identity of issue, borrower,       maturity date, rate of interest,         (d)         Current
    (a)       lessor, or similar party        collateral, par or maturity value         Cost         value
     *    Connecticut General Life        CIGNA Guaranteed Long-Term                    N/A**     $29,639,998
          Insurance Company               Account

     *    Connecticut General Life        CIGNA Fidelity Puritan Fund                   N/A**      10,155,899
          Insurance Company

     *    Connecticut General Life        CIGNA International Blend/Bank of             N/A**         484,774
          Insurance Company               Ireland Fund

     *    Connecticut General Life        CIGNA INVESCO Dynamics Fund                   N/A**       1,271,459
          Insurance Company

     *    Connecticut General Life        CIGNA Large Cap Value/John A. Levin           N/A**      14,987,012
          Insurance Company               & Co. Fund

     *    Connecticut General Life        CIGNA S&P 500(R) Index Fund                   N/A**       2,082,847
          Insurance Company

     *    Connecticut General Life        CIGNA Small Cap Value/Berger(R)               N/A**       1,760,718
          Insurance Company               Fund


* Indicates an identified person known to be a party-in-interest to the Plan.

** Cost information has been omitted for participant directed investments.

Wyndham International                                      Supplemental Schedule
Employee Savings & Retirement Plan                                    Schedule I
Schedule H (Line 4i) Form 5500 - Schedule of Assets (Held at End of Year)
December 31, 2001                                                    (continued)
--------------------------------------------------------------------------------

                                                        (c)
                      (b)                  Description of investment including
          Identity of issue, borrower,       maturity date, rate of interest,         (d)                (e)
    (a)     lessor, or similar party       collateral, par or maturity value          Cost           Current value
     *  Franklin Templeton                Franklin Mutual Qualified Fund              N/A**           $  7,588,994
        Mutual Funds

     *  Franklin Templeton                Franklin Small Cap Growth Fund              N/A**              8,066,119
        Mutual Funds

     *  Putnam Investments                Putnam Growth Opportunities Fund            N/A**                153,172

     *  National Financial                Wyndham International, Inc.                 N/A**              1,183,735
        Services Corporation              Common Stock

     *  National Financial                Wyndham International, Inc.                 N/A**                 18,509
        Services Corporation              Preferred Stock

     *  Plan Participants                 Participant Loans                           N/A**              3,409,103

     *  Connecticut General Life          Cash Equivalents (CIGNA Guaranteed          N/A**                 79,265
        Insurance Company                 Short-Term Account)

                                                                                                  ----------------
        Total                                                                                         $ 80,881,604
                                                                                                  ----------------


* Indicates an identified person known to be a party-in-interest to the Plan.

** Cost information has been omitted for participant directed investments.

Wyndham International                                      Supplemental Schedule
Employee Savings & Retirement Plan                                   Schedule II
Schedule G (Part III) Form 5500 - Schedule of Nonexempt Transactions
Year Ended December 31, 2001
--------------------------------------------------------------------------------

                                                                                             (g)
                                              (c)                                          Expenses                        (j)
                       (b)               Description of                                    incurred                      Net gain
                   Relationship      transactions including                                   in                  (i)    or (loss)
      (a)       to plan, employer,   maturity date, rate of      (d)      (e)      (f)    connection     (h)    Current      on
  Identity of   or other party-in-  interest, collateral par   Purchase Selling   Lease      with      Cost of  value of    each
party involved       interest         or maturity value         price    price    rental  transaction   asset    asset   transaction
Wyndham            Plan Sponsor     Loan to employer in           N/A     N/A      N/A       N/A        N/A     $   22       -*
International,                      the form of a late
Inc.                                deposit of employee
                                    401(k) deferrals for
                                    the month of January
                                    2001 at rates ranging
                                    from 9.00% to 13.63%

Wyndham            Plan Sponsor     Loan to employer in           N/A     N/A      N/A       N/A        N/A         72       -*
International,                      the form of a late
Inc.                                deposit of employee
                                    401(k) deferrals for
                                    the month of February
                                    2001 at rates ranging
                                    from 9.00% to 451.99%

Wyndham            Plan Sponsor     Loan to employer in           N/A     N/A      N/A       N/A        N/A         54       -*
International,                      the form of a late
Inc.                                deposit of employee
                                    401(k) deferrals for
                                    the month of March
                                    2001 at rates ranging
                                    from 6.00% to 370.99%

Wyndham            Plan Sponsor     Loan to employer in           N/A     N/A      N/A       N/A        N/A      1,565       -*
International,                      the form of a late
Inc.                                deposit of employee
                                    401(k) deferrals for
                                    the month of April
                                    2001 at rates ranging
                                    from 6.00% to 564.44%

Wyndham            Plan Sponsor     Loan to employer in           N/A     N/A      N/A       N/A        N/A         29       -*
International,                      the form of a late
Inc.                                deposit of employee
                                    401(k) deferrals for
                                    the month of June
                                    2001 at rates ranging
                                    from 6.00% to 24.66%

Wyndham            Plan Sponsor     Loan to employer in           N/A     N/A      N/A       N/A        N/A          7       -*
International,                      the form of a late
Inc.                                deposit of employee
                                    401(k) deferrals for
                                    the month of July
                                    2001 at rates ranging
                                    from 7.00% to 69.26%

Wyndham            Plan Sponsor     Loan to employer in           N/A     N/A      N/A       N/A        N/A        129       -*
International,                      the form of a late
Inc.                                deposit of employee
                                    401(k) deferrals for
                                    the month of December
                                    2001 at rates ranging
                                    from 158.85% to
                                    187.37%

* Department of Labor Reg. 2510.3-102 requires that employee contributions, loan repayments and loan interest be remitted to the Plan no later than the earliest day on which such contributions could reasonably be segregated from the employer's general assets, however, in no event later than the 15th business day of the month following the month of being withheld from compensation. Failure to remit employee contributions, loan repayments and loan interest into the Plan on a timely basis is considered a nonexempt transaction with a party-in-interest.